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                                                                      EXHIBIT 12

                     THE HERTZ CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                          TO FIXED CHARGES (UNAUDITED)
                     (IN THOUSANDS OF DOLLARS EXCEPT RATIOS)

                                                                     Years Ended December 31,
                                                                     ------------------------
                                                  2000          1999           1998            1997         1996
                                                  ----          ----           ----            ----         ----
Income before income taxes ...............    $  580,864     $  560,393     $  465,392     $  343,270    $  256,569
Interest expense .........................       428,387        353,516        317,756        316,038       309,249
Portion of rent estimated to represent the
  interest factor ........................       104,886         90,463         78,435         72,752        69,188
                                              ----------     ----------     ----------     ----------    ----------
Earnings before income taxes and fixed
  charges ................................    $1,114,137     $1,004,372     $  861,583     $  732,060    $  635,006
                                              ==========     ==========     ==========     ==========    ==========
Interest expense (including capitalized
  interest) ..............................    $  431,308     $  355,309     $  318,967     $  316,536    $  309,843
Portion of rent estimated to represent the
  interest factor ........................       104,886         90,463         78,435         72,752        69,188
                                              ----------     ----------     ----------     ----------    ----------

Fixed charges ............................    $  536,194     $  445,772     $  397,402     $  389,288    $  379,031
                                              ==========     ==========     ==========     ==========    ==========
Ratio of earnings to fixed charges .......           2.1            2.3            2.2            1.9           1.7
                                              ==========     ==========     ==========     ==========    ==========